Exhibit 10.1

CONFIDENTIAL TREATMENT

Dyax Corp. has requested that portions of this document be accorded confidential treatment pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL DOCUMENT
FINAL MAY 29, 2012

FOURTH AMENDMENT
TO
JOINT DEVELOPMENT AND LICENSE AGREEMENT

This FOURTH AMENDMENT (the "Fourth Amendment"), dated as of May 29, 2012 (the "Fourth Amendment Date"), is entered into by and between Dyax Corp. ("Dyax"), and Sigma Tau Rare Diseases S.A. as successor-in-interest to Defiante Farmacêutica S.A. ("STRD").  This Fourth Amendment further amends that certain Joint Development and License Agreement (the "Original Agreement"), dated effective as of June 18, 2010 (the "Effective Date"), as amended by the First Amendment to Joint Development and License Agreement (the "First Amendment”), dated December 21, 2010 (the "First Amendment Date"), the Second Amendment to Joint Development and License Agreement (the "Second Amendment"), dated May 21, 2011 (the "Second Amendment Date") and the Third Amendment to Joint Development and License Agreement (the "Third Amendment"), dated December 26, 2011 (the "Third Amendment Date").  The Original Agreement, as amended by the First Amendment, the Second Amendment and the Third Amendment, is referred to herein as the "Amended Agreement."   All capitalized terms not otherwise defined in this Fourth Amendment shall be as defined in the Amended Agreement.

WHEREAS, under the terms of the Amended Agreement, Dyax has granted STRD certain rights to Develop, Manufacture and Commercialize products incorporating DX-88 for the treatment of angioedemas and certain other indications; and

WHEREAS, the parties wish to amend certain terms and conditions applicable to STRD's rights and obligations under the Amended Agreement.

NOW, THEREFORE, in consideration of the promises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Dyax and STRD hereby agree as follows:

1.	All references to Defiante Farmacêutica S.A. (Defiante) contained in the Amended Agreement shall be deemed to refer to Sigma Tau Rare Diseases S.A. (STRD).

2.
Exhibit A to the Amended Agreement is hereby deleted in its entirety and replaced by Exhibit A attached to this Fourth Amendment.   For the avoidance of doubt, the countries of the Middle East and North Africa, as well as Brazil and Argentina, have been removed from the STRD Territory and all rights to Develop and Commercialize Product in such countries has been returned to Dyax.   STRD shall, within [*****] after the Fourth Amendment Date, transfer to Dyax all records and materials available to STRD and relating to STRD's Product-related activities in such countries, including regulatory correspondence and filings, and copies of any third party agreements, if any (it being understood that Dyax will have no obligations under any such agreements).

3.	Section 4.2 (a) of the Amended Agreement is hereby deleted in its entirety and replaced by the following, in lieu thereof:

4.2	HAE Indication.

(a)
HAE Development Plan. As soon as possible after the Fourth Amendment Date, STRD and Dyax shall jointly complete, and the JSC shall approve by [*****], a formal document that will detail STRD's [*****] Efforts to Commercialize Product in the Field in the STRD Territory (the "HAE Development Plan") in accordance with its obligations under Section 5.1 and, as to Europe, in accordance with the provisions of Section 6.7 hereof. The HAE Development Plan shall include all activities that are necessary to obtain Regulatory Approval of the Product in the Field in the Additional STRD Territory; strategies and timelines for completing such activities, together with the annual budget for expenses related thereto.  For the sake of clarity, the HAE Development Plan shall require STRD to show meaningful progress towards the Commercialization of Product in the Second Additional STRD Territory by [*****]. The HAE Development Plan shall also allocate responsibility between the Parties for such activities, subject to Section 4.2(c), (d) and (e) below and each Party's financial obligations under Section 7.3.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

CONFIDENTIAL DOCUMENT
FINAL MAY 29, 2012

The JSC shall review and monitor the activities conducted by the Parties under the HAE Development Plan, which shall be updated and modified from time to time to include any additional studies required by any Regulatory Authority in the Additional STRD Territory, up until filing of an application for Regulatory Approval with such Regulatory Authority, and any Post-Filing Activities required to obtain Regulatory Approval for the treatment of HAE in each country of the Additional STRD Territory, in accordance with the following process:

(i)
each Party shall review the HAE Development Plan not less frequently than quarterly and shall develop detailed and specific updates to the HAE Development Plan, until the completion of the activities covered thereunder;

(ii)	each Party shall submit all such updates to the JSC for review and approval at each meeting of the JSC; and

(iii)
the JSC shall review proposed updates to the HAE Development Plan at the next scheduled meeting of the JSC, or earlier if the JSC so agrees, and may approve such proposed updates in its discretion and, upon such approval by the JSC, the HAE Development Plan shall be amended accordingly.

4.	Section 5.1(b) of the Amended Agreement is hereby deleted in its entirety and replaced by the following, in lieu thereof:

(b)
STRD shall use [*****] Efforts to obtain Regulatory Approval and Commercialize Product in the Additional STRD Territory for the HAE Indication and any Additional Indications that are Jointly Developed by the Parties in the Field.  The parties acknowledge and agree that, among other things, this Section 5.1(b) shall require that STRD shall file for Regulatory Approval of the Product in the Additional STRD Territory in accordance with the timelines set forth in the HAE Development Plan to be agreed upon by [*****] (as per Section 4.2 above). Notwithstanding the foregoing, if STRD fails to complete any such activities in accordance with the applicable timeline set forth in the HAE Development Plan as a result of Dyax's failure or delay in meeting any obligation to STRD under this Agreement, then the timeline shall be extended to reasonably adjust for such failure or delay.

5.	Article VI of the Amended Agreement is hereby amended to insert the following Section 6.7 at the end of such Article:

6.7
Supply of Drug for Named Patient Program in Europe.  Dyax and STRD agree that STRD may initiate a Named Patient Program in Europe only.  For the purposes of this Section 6.7, a "Named Patient Program" or "NPP" shall mean a program to supply Product in accordance with Article 5 of Directive 2001/83/EC applicable to products which do not have a marketing authorisation for the specific therapeutic indication for which it is prescribed in the country of destination and are supplied to meet the special needs of a specific patient under the order of a medical practitioner or other person lawfully permitted to prescribe such products to such patient in accordance with applicable laws and regulations in the relevant country. Solely for Product ordered and used by STRD in connection with the Named Patient Program in Europe, the following terms and conditions shall apply:

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

CONFIDENTIAL DOCUMENT
FINAL MAY 29, 2012

(a)
Licensed Indications. Product supplied by STRD for use in the Named Patient Program in Europe may be used in any indication for which it has been prescribed within the angioedema field (including without limitation hereditary angioedema, acquired angioedema, drug-induced angioedema and/or idiopathic angioedema).

(b)
Orders for NPP Product; Delivery.  STRD may order NPP Product at any time and in any quantities; provided that all such NPP Product shall be delivered by Dyax Free Carrier / FCA (Incoterms 2010) from Dyax’s manufacturing or storage facilities.  Alternatively, STRD can request that NPP Product be delivered by Dyax CIP (ICC Incoterms 2010) to a predetermined facility designated by STRD, provided that if such a request is made, STRD shall reimburse Dyax for all shipping-related costs (including insurance).  All NPP Product shall be delivered within [*****] following the receipt of the relevant purchase order by Dyax. At the time of delivery, all NPP Product shall have at least [*****] of shelf life remaining.

(c)
Manufacturing Specifications and Labeling.  All NPP Product shall be manufactured, packaged and labeled according to the specifications submitted to and approved by Regulatory Authorities in the United States of America for the Product commercialized by Dyax in the United States of America under Dyax’s Regulatory Approval.

(d)
Purchase Price.  With respect to any amount of NPP Product delivered by Dyax to STRD, STRD shall pay to Dyax an amount equal to [*****] of the Manufacturing Cost for such NPP Product. For the purpose of this Section 6.7 only, Manufacturing Cost shall be adjusted to include the [*****] under the [*****] Agreement as a result of applicable NPP Product sales, provided that the total amount to be paid by STRD for the NPP Product shall in no case be higher than [*****] per pack of 3 vials (such cap to be adjusted accordingly in case a different formulation be available). The purchase price shall be due within [*****] after receipt of an invoice issued by Dyax upon delivery.  No other payment shall be due from STRD to Dyax in connection with the purchase of NPP Product, and no milestone payment or Contribution Payment shall be due under Sections 7.2, 7.4 or 7.5 with respect to sales of NPP Product in Europe.

(e)
Program Responsibility.  Subject to Article XI of this Agreement, STRD shall be fully responsible for the conduct of the Named Patient Program in Europe in accordance with all applicable laws and regulations and terms and conditions of this Agreement.  Dyax shall provide STRD with all reasonable support required by the terms of this Agreement in connection with the conduct of the Named Patient Program in Europe (whether conducted by STRD or its designee).

(f)	Program Termination. Upon [*****] prior written notice to STRD, Dyax may terminate the Named Patient Program in Europe if the Product receives Regulatory Approval in any indication by EMA.

6.	Section 7.2(c) of the Amended Agreement is hereby deleted in its entirety and replaced by the following, in lieu thereof:

(c)
Milestones for the Additional STRD Territory. Within [*****] following the occurrence of each of the following events by STRD, its Affiliates or sublicensees with respect to a Product and upon receipt of the relevant invoice, STRD shall make the following one-time milestone payments to Dyax:

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

CONFIDENTIAL DOCUMENT
FINAL MAY 29, 2012

Milestone Event		Payment
(1)	Upon first filing for Regulatory Approval in Australia or New Zealand.	[*****]
(2)	Upon first Regulatory Approval in Australia or New Zealand	[*****]
(3)
Upon First Commercial Sale in Australia or New Zealand

This  milestone shall only be due if STRD is able to secure a price reimbursement approval for the Product in excess of [*****] per treatment in Australia or New Zealand

[*****]

For the avoidance of doubt, each of the foregoing milestone payments is a separate payment and shall be paid only once by STRD.  Consequently, the maximum amount that STRD is obligated to pay to Dyax under this Section 7.2 (c) is [*****].

7.	Article VII of the Amended Agreement is hereby amended to insert the following Sections 7.14 at the end of such Article:

7.14	Contribution Payments by Dyax.

(a)
Within [*****] following the completion of each calendar quarter during the Term of this Agreement, Dyax shall pay to STRD a quarterly contribution payment equal to twelve and one-half percent (12.5%) of any amounts received by Dyax during the prior quarter as a result of sales of Product in the following countries:  Morocco, Algeria, Tunisia, Egypt, Libya, Eritrea, Mauritania, Somalia , Ethiopia, Jordan, Syria, Lebanon, Saudi Arabia, Oman, Bahrain, United Arab Emirates and the Islamic Republic of Iran.

(b)
If STRD has not entered into a Distribution Agreement covering the commercialization of the Product in Turkey on or before [*****], then from and after such date: (i) STRD's rights under Section 3.1 with respect to the Product in Turkey will revert back to Dyax; and (ii) Dyax shall pay to STRD  a monthly contribution payment equal to twelve and one-half percent (12.5%) of any amounts received by Dyax as a result of sales of Product in Turkey. Such payment shall be made to STRD within [*****] following the completion of each calendar quarter during the Term of this Agreement. For the purposes of this provision, the term "Distribution Agreement" shall mean a binding agreement with a reputable business entity engaged in the distribution of pharmaceutical products in the applicable region which has been executed in compliance with Section 3.1(d) of the Amended Agreement.

8.
Except as expressly provided otherwise in this Fourth Amendment, all provisions of the Amended Agreement remain in full force and effect without modification and all such terms are hereby ratified and confirmed.

9.
From and after the Fourth Amendment Date, the term "Agreement" as used in the Original Agreement shall mean the Original Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment and this Fourth Amendment.

10.	This Fourth Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

CONFIDENTIAL DOCUMENT
FINAL MAY 29, 2012

IN WITNESS WHEREOF, Dyax and STRD have caused this Fourth Amendment to be duly executed by their authorized representatives under seal, effective as of the Fourth Amendment Date.

DYAX CORP.

By:	/s/ Ivana Magovcevic-Liebisch
	Name:	Ivana Magovcevic-Liebisch
	Title:	Executive Vice President and
Chief Business Officer

SIGMA TAU RARE DISEASES S.A.

By:	/s/ Pedro Quintas
	Name:	Pedro Quintas
	Title:	Director

SIGMA TAU RARE DISEASES S.A.

By:	/s/ Jose P. Vieira
	Name:	Jose P. Vieira
	Title:	Director

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.

CONFIDENTIAL DOCUMENT
FINAL MAY 29, 2012
EXHIBIT A
STRD Territory

Original STRD Territory:

Europe:

Albania, Austria, Belgium, Bosnia Herzegovina, Bulgaria, Cyprus, Croatia, Czech Republic, Denmark, Estonia, Finland, France (Principality of Monaco), Germany, Greece, Hungary, Iceland, Ireland, Italy (City of Vatican and Republic of San Marino), Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, Macedonia, Montenegro, Netherlands, Norway, Poland, Portugal, Romania, Serbia, Slovakia, Slovenia, Spain (Andorra), Sweden, Switzerland, Turkey, United Kingdom

Russia:

Russian Federation, Armenia, Azerbaijan, Belarus, Georgia, Kazakhstan, Kyrgyzstan, Republic of Moldova, Tajikistan, Turkmenistan, Ukraine, Uzbekistan

First Additional STRD Territory:

Australia
New Zealand

Second Additional STRD Territory:

Latin America:

The following countries of Latin America and the Caribbean: Anguilla, Antigua and Barbuda, Aruba, Bahamas, Barbados, Belize, Bermuda, Bolivia, British Virgin Islands, Cayman Islands, Chile, Colombia, Costa Rica, Cuba, Dominica, Dominican Republic, Ecuador, El Salvador, Grenada, Guatemala, Guyana, Haiti, Honduras, Jamaica, Montserrat, Netherlands Antilles, Nicaragua, Panama, Paraguay, Peru, Saint Kitts and Nevis, Saint Lucia, Saint Vincent and the Grenadines, Suriname, Trinidad and Tobago, Turks and Caicos Islands, Uruguay, Venezuela.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.
Asterisks denote such omission.